Sale Agreement of API Code

This Agreement (the "Agreement") is entered into on December 16, 2024 (the "Effective Date"), by and between:

Seller: StageWise Strategies Corp., with its principal place of business at Friedrichstr. 114A, 10117, Berlin, Germany (the "Seller");

and
Client: Divi XYZ Media GmbH, with its principal place of business at Kurfürstendamm 132A, 10711 Berlin, Germany (the "Client").

RECITALS

  The Seller has developed the API - The SEO Tool for Keyword Research (the "API Code") and agrees to sell a copy of the API Code to the Client under the terms of this Agreement.
  The Client desires to obtain a copy of the API Code for its Internal Use, subject to the restrictions outlined in this Agreement.

DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings assigned to them below:

▪	"API Code": Refers to the source code of the SEO Tool - Keyword Research software, which provides specific functionality for keyword research.
▪	"Testing Period": Refers to the 10-calendar-day period following the Effective Date during which the Client may test the functionality and suitability of the API Code.
▪	"Technical Support": Refers to assistance provided by the Seller to the Client for resolving issues related to the API Code’s functionality during the Testing Period.
▪	"Confidential Information": Refers to any non-public information related to the API Code, its functionality, or other proprietary information disclosed under this Agreement.
▪	"Internal Use": Refers to the use of the API Code solely by the Client within its organization, excluding any resale, sublicensing, or external distribution.

  Subject Matter of the Agreement

1.1 The Seller agrees to sell and deliver a copy of the API Code to the Client. The Client acknowledges that it will receive a copy of the API Code for Internal Use only.

1.2 The SEO Tool - Keyword Research API enables users to:

▪	Generate 15 valuable keywords along with comprehensive business descriptions within a single request.
▪	Obtain a detailed and tailored SEO description specifically designed for the user’s business.
▪	Generate a set of relevant keywords carefully selected to align with the business, industry, and target audience.

1.3 The Client shall have a period of ten (10) calendar days from the Effective Date to test the API Code (the "Testing Period").

  Price and Payment Terms

2.1 The total purchase price for the API Code is $51,090 (fifty-one thousand ninety U.S. dollars), broken down as follows:

▪	Sale of the API Code: $50,000.
▪	Technical Support for 10 days: $1,090 ($109 per day).

2.2 Payment is due in full within 7 (seven) calendar days of the Effective Date.

2.3 Payments shall be made to the Seller’s designated bank account, as specified in the invoice provided.

  Delivery and Technical Support

3.1 The Seller shall deliver the API Code to the Client on the Effective Date by providing a JSON link.

3.2 The Seller shall provide Technical Support to the Client for a period of ten (10) calendar days starting from the Effective Date.

  Restrictions on Use

4.1 The Client is granted the right to use the API Code solely for its internal business purposes.

4.2 The Client shall not:

▪	Resell, sublicense, distribute, or otherwise transfer the API Code to third parties.
▪	Use the API Code for any unlawful purposes

  Testing Period

5.1 During the Testing Period, the Client shall test the API Code to ensure its functionality and suitability.

5.2 Any issues identified during the Testing Period must be reported to the Seller in writing. The Seller agrees to address such issues promptly within the scope of the Technical Support provided.

  Ownership and Intellectual Property Rights

6.1 The Seller retains all ownership and intellectual property rights to the API Code. The Client is acquiring a copy of the API Code for use as outlined in this Agreement.

  Confidentiality

7.1 The Client agrees to keep the API Code confidential and not disclose it Confidential Information to any unauthorized third parties.

  Warranties and Disclaimers

8.1 The Seller warrants that the API Code will perform substantially as described in the provided documentation during the Testing Period.

8.2 The Seller makes no warranties, express or implied, beyond those stated in this Agreement.

  Termination

9.1 This Agreement may be terminated by mutual written consent of both parties.

9.2 In the event of non-payment by the Client, the Seller may terminate this Agreement and revoke the Client’s rights to use the API Code.

  Governing Law

10.1 This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany or the State of Nevada, United States of America, as mutually agreed by the Parties. In the absence of such agreement, the laws of the Federal Republic of Germany shall apply, without regard to its conflict of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Seller: StageWise Strategies Corp. Parties to the Agreement: Victor Balan /s/ Victor Balan Date: December 16, 2024	Client: Divi XYZ Media GmbH Parties to the Agreement: Stefan Herrlinger /s/ Stefan Herrlinger Date: December 16, 2024